Exhibit 99.1

KHOSLA VENTURES ACQUISITION CO. 2128 SAND HILL ROAD MENLO PARK, CA 94025

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/KVSA2021SM

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	D62088-S34580	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KHOSLA VENTURES ACQUISITION CO.

The Board of Directors recommends you vote FOR the following proposals:	For	Against	Abstain

1.  A proposal to approve the business combination (the “Business Combination”) described in the proxy statement/prospectus, including (a) adopting the Agreement and Plan of Merger, dated June 9, 2021, as amended by Amendment No. 1 to Agreement and Plan of Merger dated September 22, 2021 (as amended, the “Merger Agreement”), by and among Khosla Ventures Acquisition Co. (“KVSA”), Killington Merger Sub Inc. (“Merger Sub”), Valo Health, LLC and Valo Health, Inc. (“Valo”), a copy of which is attached to the proxy statement/prospectus as Annex A and (b) approving the transactions contemplated by the Merger Agreement and related agreements described in the proxy statement/prospectus.

	☐	☐	☐	5. A proposal to approve the Valo Health Holdings, Inc. 2021 Stock Option and Incentive Plan, a copy of which is attached to the proxy statement/prospectus as Annex L.	For ☐	Against ☐	Abstain ☐

2. A proposal to approve and adopt the amended and restated certificate of incorporation of KVSA (the “Proposed Charter”) in the form attached to the proxy statement/prospectus as Annex C.	☐	☐	☐	6. A proposal to approve the Valo Health Holdings, Inc. 2021 Employee Stock Purchase Plan, a copy of which is attached to the proxy statement/prospectus as Annex M.	☐	☐	☐

3.  A proposal to approve, on a non-binding advisory basis, certain governance provisions in the Proposed Charter, presented separately in accordance with the United States Securities and Exchange Commission requirements.

	☐	☐	☐

7.  A proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of one or more proposals at the special meeting.

					☐	☐	☐

4.  A proposal to approve, for purposes of complying with the applicable provisions of Nasdaq Stock Exchange Listing Rule 5635, the issuance of (a) an aggregate of 20,086,250 shares of New Valo common stock to the PIPE Investors, (b) 230,897,358 shares of New Valo common stock (including those shares that underlie equity awards) issued or issuable in connection with the Business Combination and (c) up to an aggregate of 2,500,000 shares of New Valo common stock to Khosla Ventures SPAC Sponsor LLC (or its assigns).

	☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement is available at www.proxyvote.com.

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D62089-S34580

KHOSLA VENTURES ACQUISITION CO.

Special Meeting of Shareholders

November 16, 2021 10:00 AM Eastern Time

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Samir Kaul and Peter Buckland, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of KHOSLA VENTURES ACQUISITION CO. that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at 10:00 AM, EDT on November 16, 2021, virtually at www.virtualshareholdermeeting.com/KVSA2021SM, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side